Exhibit 99

Transformation and
Results

Celanese 4Q2004 Earnings
Conference Call/Webcast
Mon., Feb. 28, 2005 10 a.m CT

David Weidman, CEO
C.J. Nelson, CFO

Forward-Looking Statements

This presentation may contain “forward-looking statements,” which include information concerning the Company’s plans, objectives, goals, strategies, future revenues or performance, capital expenditures, financing needs and other information that is not historical information. When used in this presentation, the words “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements are based upon current expectations and beliefs and various assumptions. There can be no assurance that the Company will realize these expectations or that these beliefs will prove correct.

There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements contained in this presentation. Numerous factors, many of which are beyond the Company’s control, could cause actual results to differ materially from those expressed as forward-looking statements. For a discussion of some of the factors, we recommend that you review the Company’s Registration Statement on Form S-1 at the SEC’s website at www.sec.gov. Any forward-looking statement speaks only as of the date on which it is made, and the Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances.

Reconciliation of Non-GAAP Measures to U.S. GAAP

This presentation reflects our performance measures, net debt, and Segment Earnings as non-U.S. GAAP measures. The most directly comparable financial measure presented in accordance with U.S. GAAP in our financial statements for net debt is total debt and for Segment Earnings is earnings (loss) from continuing operations before tax and minority interests. This presentation also reflects our debt covenant measure Adjusted EBITDA. The most directly comparable financial measure presented in accordance with U.S. GAAP in our financial statements for this is net earnings (loss). This presentation also reflects the 2004 net sales, operating profit, net income and depreciation and amortization as a summation of these measures derived from (i) the financial statements for the predecessor for the three months ended March 31, 2004, and (ii) the financial statements for the successor for the nine months ended December 31, 2004, for each period prepared on a basis consistent with U.S. GAAP. The combined presentation is not in accordance with GAAP. For a reconciliation of these non-U.S. GAAP measures to U.S. GAAP figures see the accompanying schedules to this presentation. Reconciliations of any forward-looking non-U.S. GAAP measure to U.S. GAAP measures are not available.

Use of Non-GAAP Financial Information

Adjusted EBITDA, a performance measure used by management, is defined as earnings (loss) from continuing operations, plus interest expense net of interest income, income taxes and depreciation and amortization, and further adjusted for certain cash and non-cash charges. Our management believes Adjusted EBITDA is useful to investors because it is used in our debt instruments to determine compliance with financial covenants and our ability to engage in certain activities such as incurring additional debt and making certain payments. Segment Earnings, another performance measure used by management, is defined as earnings (loss) from continuing operations before tax and minority interests excluding depreciation and amortization, special charges, stock appreciation rights and inventory step up.

Adjusted EBITDA and Segment Earnings are the primary measures our management uses for its planning and budgeting processes and to monitor and evaluate financial and operating results. Adjusted EBITDA and Segment Earnings are not recognized terms under U.S. GAAP and do not purport to be alternatives to net earnings as measures of operating performance or to cash flows from operating activities as a measure of liquidity. Because not all companies use identical calculations, this presentation of Adjusted EBITDA and Segment Earnings may not be comparable to other similarly titled measures of other companies. Additionally, Adjusted EBITDA and Segment Earnings are not intended to be measures of free cash flow for management’s discretionary use, as they do not consider certain cash requirements such as interest payments, tax payments and debt service requirements. We believe that the presentation of all of the non-GAAP information provides useful information to management and investors regarding various financial and business trends relating to our financial condition and results of operations, and that when GAAP information is viewed in conjunction with non-GAAP information, investors are provided with a more meaningful understanding of our ongoing operating performance. This non-GAAP information is not intended to be considered in isolation or as a substitute for GAAP financial information.

Q4 and ’04 Results

(in $millions)	Q404	Combined FY04

Sales	$1,332 up 15%	$5,069 up 10%

Gross Profit	$303 up 98%	$975 up 35%

Net Earnings (loss)	$(57)	$(175)

Dividends from Affiliates	$11	$77

Adjusted EBITDA	$187 up 3%	$801 up 19%
Strong demand across all lines, regions

Results occurred during time of transformation

Underlying results reflect strength of strategy

C. J. Nelson

Executive Vice President and Chief Financial Officer

Financial Overview

	Fourth Quarter		Full Year

(in $millions)	Successor	Predecessor	Combined	Predecessor
	2004	2003	2004	2003

Sales	1,332	1,155	5,069	4,603

Gross Profit	303	153	975	720

SG&A	(220)	(126)	(635)	(510)

Special Charges	(33)	(14)	(119)	(5)

Operating Profit (Loss)	28	(10)	130	118

Interest Expense	(72)	(13)	(306)	(49)

Tax	(12)	8	(87)	(53)

Net Earnings (Loss)	(57)	18	(175)	148

Affiliate Dividends	11	29	77	76

Adjusted EBITDA	187	182	801	675

Net Earnings to Adjusted EBITDA walk - 2004

($ million)
-175
287
89
256
150
50
21
38
49
21
15
801
Net Earnings (Loss)
Interest
Taxes
D&A
Sp Chgs/Other Rest
Mgmt comp
Trans costs
Other unusual
Inv step-up
Other non-cash
Other
Adjusted EBITDA
Unusual and non-recurring
$ 259
Non-cash charges
$ 70

Significant Contribution from Joint Ventures

Joint Venture Investments Drive Strategic Growth and Financial Performance

Note:	(1)	2004 Proportional D&A from affiliates shown is an estimate
	(2)	D&A as presented in the chart above represents the amount recorded by the investees based on local generally accepted accounting principles, computed in proportion to our ownership percentage. These amounts are not included in the D&A reported by Celanese.

Pro Forma Capitalization (1)

		Pro-Forma as of 12/31/04

	December 31, 2004	Post- IPO	With Acquisitions

Cash	$838	$838	$838

Existing Term Loan B(2)	$624	$0	$0
New Term Loan B(3)	$0	$1,569	$1,769
New Delayed Draw Term Loan C	$0	$0	$242
Floating Rate Term Loan	$350	$0	$0

Total Senior Debt	$974	$1,569	$2,011

Senior Sub Notes ($)	$1,231	$800	$800
Senior Sub Notes (€)(4)	$272	$177	$177
Acetex Notes	$0	$0	$265
Assumed Debt	$383	$383	$383

Total Cash Pay Debt	$2,860	$2,929	$3,636

Discount Notes Series A	$103	$66	$66
Discount Notes Series B	$424	$276	$276

Total Debt	$3,387	$3,271	$3,978

Convertible Preferred		$240	$240
Market Capitalization		$2,741(5)	$2,741(5)

Total Capitalization		$6,252	$6,959

[1] Table shows debt balances and pro forma adjustments as of 12/31/04	[4]	Converted at €1 =$1.3621
[2] Includes €125 million of Euro denominated debt (converted at €1 = $1.3621)	[5]	Based on closing price of $17.27 on 2/25/05
[3] Includes €275 million of Euro denominated debt (converted at €1 = $1.3621)

Pension and OPEB Plan Obligations

Aggressive contributing increased funded status dramatically

• Plan contributions of $500 million increased ABO funded status from 77% at FYE ‘03 to 90% at FYE ’04

Total benefit obligations decreased

• Total benefit obligations decreased from $1.165 billion to $1.006 billion as plan contributions offset increases from purchase accounting

2005 pension contribution expense is half of 2004 levels

•
As a result of purchase accounting and plan contributions, 2005 pension expense is expected to be $26 million and 2005 OPEB expense is also expected to be $26 million. On a historical basis, 2004 cost was over $110 million

Under current pension legislation, we do not anticipate making pension plan contributions for the foreseeable future

2004 Capital Expenditures

($ millions)

Segment
Perf Products
$3
Other
$5
Chemicals
$78
Ticona
$84
Acetate
$40

Spending Type
Rev Gen
$48
MOB
$71
Cost Reduction
$76
EHSA
$15

Total Capital Expenditure = $210

Business Segment/2005 Outlook

David Weidman
Chief Executive Officer

2004 Business Highlights

Vinamul acquisition* extends Acetyls chain

Announced Acetex acquisition provides for reliable supply to global market

Acetate restructuring to enhance profitability of a leading Celanese business

Nanjing, China plant becoming reality

SG&A actions in all major businesses and administrative centers

Procurement initiatives on track

* Announced ’04, completed ‘05

Chemicals Products Historical Perspective:

Margin expansion in Q4 and full year

Strong demand, favorable pricing in all regions during year, and improved productivity

Fourth quarter results particularly strong

(in $millions)
	Q404	FY2004 Combined

Sales	$925 up 21%	$3,391 up 11%
Segment Earnings(1)	$142 up 78%	$476 up 38%

(1) –	Earnings from continuing operations before tax and minority interests excluding Depreciation and amortization, Special Charges, Stock Appreciation Rights, Inventory Step up

Chemical Products Outlook

1st Quarter

Sustained demand, favorable pricing

Modest raw material increases

Margin momentum continues

Full Year

Sustained demand pricing

Southern Methanol decreases Gulf Coast gas exposure

Ethylene price relief from contracts

Second half supply/demand balance to loosen on expansions

Positive pricing momentum in downstream Celanese products

Ticona Historical Perspective

Solid ’04 volume growth of 13%, all lines contributing

Raw material increases offset by volume growth during year

Q4 volume growth rate declines but is still strong at 6%

Q4 profit erosion due to raw materials, price, and effects of maintenance turnaround

$32 million impairment charge for planned COC sale

(in $millions)
	Q404	FY2004 Combined

Sales	$203 up 8%	$863 up 13%
Segment Earnings(1)	$18 down 28%	$192 up 28%

(1) –	Earnings from continuing operations before tax and minority interests excluding Depreciation and amortization, Special Charges, Stock Appreciation Rights, Inventory Step up

Ticona Outlook

1st Quarter

Continuation of slowed demand and raw material pressures

Full Year

Earnings growth momentum to pick up in second half and beyond after temporary correction in key markets

Acetate/Performance Products Summaries

Acetate

Stable financial results continue

Focus is on completion of restructuring plan and significant benefits

Performance Products

Strong earnings in full year on Sunett volume growth

Profitability will decline after patent expiration in March ’05, but will remain high margin business

Combined Business Outlook

1st Quarter

25-30% increase in adjusted EBITDA vs. Q1 ’04

Reflective of strong business growth and affiliate dividends

Full Year

12-17% growth in adjusted EBITDA vs. ‘04

Reflective of strong business environment, methanol agreement and acquisitions

Appendix

Appendix – Full Year 2005 Key Modeling Assumptions

Equity – CE Shares

•	Common stock = 158.7 million outstanding

•	Fully diluted common stock = 170.7 million

•	Preferred stock dividends = approx. $10 million on 9.6 million outstanding shares

Equity – CAG Minority Interest

•	Approximately 8 million shares outstanding as of February 16

•	Current tender offer price = €41.92/share

•	Net guaranteed payment = approximately €24 million

Capital Expenditures

•	Capital expenditures = $210 - $230

Income Statement ($ millions)

•	Depreciation = $230-$250

•	Special charges = $30-$50

•	Interest expense = $250-$260

	•	Excluding deferred finance/debt premium of approx. $115

	•	Avg cost of borrowed capital = 7%

•	Effective tax rate of 34% to 37%

•	Monitoring fee

	•	Annual fee $10

	•	Cancellation $35

	•	Terminated Jan ’05

Reconciliation of Segment Earnings

			Q4 2004 Successor						Q4 2003 Predecessor
		Technical						Technical
	Chemical	Polymers	Acetate	Performance	Other		Chemical	Polymers	Acetate	Performance	Other
	Products	Ticona	Products	Products	Activities	Total	Products	Ticona	Products	Products	Activities	Total

Earnings(loss) from Continuing Operations
before Tax and Minority Interests	131	(29)	18	3	(162)	(39)	35	(9)	2	11	(42)	(3)
Depreciation and Amortization	12	14	3	5	0	34	41	14	23	1	2	81
Special Charges	(1)	33	0	0	1	33	0	16	0	0	(2)	14
Stock Appreciation Rights	0	0	0	0	0	0	4	4	1	0	9	18
Purchase Accounting for Inventories	0	0	0	0	0	0	0	0	0	0	0	0

Segment Earnings	142	18	21	8	(161)	28	80	25	26	12	(33)	110

		FY 2004 Combined						FY 2003 Predecessor

		Technical						Technical
	Chemical	Polymers	Acetate	Performance	Other		Chemical	Polymers	Acetate	Performance	Other
	Products	Ticona	Products	Products	Activities	Total	Products	Ticona	Products	Products	Activities	Total

Earnings(loss) from Continuing Operations
before Tax and Minority Interests	329	71	2	26	(530)	(102)	175	167	17	(44)	(119)	196
Depreciation and Amortization	128	64	46	12	6	256	157	57	66	7	7	294
Special Charges	4	38	50	0	27	119	(1)	(87)	0	95	(2)	5
Stock Appreciation Rights	0	1	0	0	0	1	14	13	4	1	27	59
Purchase Accounting for Inventories	15	18	4	12	0	49	0	0	0	0	0	0

Segment Earnings	476	192	102	50	(497)	323	345	150	87	59	(87)	554